UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 26, 2014

BUCKEYE OIL & GAS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	333-176729	80-0778461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8275 S. Eastern Ave., Suite 200, Las Vegas, NV
(Address of Principal Executive Offices)

89123
(Zip Code)

(702) 938-0491
(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01- Other Events

Effective February 26, 2014, Buckeye Oil & Gas, Inc.  (the “Corporation”), closed a direct offering for the sale of 1,500,000 shares at a price of $0.01 per share, for an aggregate gross proceeds of $15,000. The shares are being issued pursuant to Regulation S of the Securities Act of 1993.  The sale of the 1,500,000 shares was directly offered to the Corporation’s officers, Stephane Pilon, Chief Executive Officer and Pol Brisset, Secretary.

The Corporation plans to use the funds from the direct offering to seek out potential new business models, such as the beverage industry.

For all the terms and provisions of the direct offering, reference is hereby made to such document annexed hereto as Exhibits 10.1.  All statements made herein concerning the foregoing are qualified in their entirety by reference to said exhibits.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits:

Exhibit No.	Description
10.1	Form of Subscription Agreement
10.2	Class A Warrant
10.3	Class B Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 26, 2014

BUCKEYE OIL & GAS, INC.

By: /s/ Stephane Pilon
Name: Stephane Pilon
Title: Chief Executive Officer